                                                                  EXHIBIT 23.1

                          INDEPENDENT AUDITORS CONSENT

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Vineyard National Bancorp of our report dated February 14, 2003 on our audits of the consolidated financial statements of Vineyard National Bancorp and Subsidiaries as of December 31, 2002 and 2001, appearing in the Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Vavrinek, Trine, Day & Co., LLP
-----------------------------------
Vavrinek, Trine, Day & Co., LLP


Rancho Cucamonga, California
April 25, 2003



                                      -1-